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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 18, 2003

SEA CONTAINERS LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

1-07560 (Commission File Number)	98-0038412 (I.R.S. Employer Identification No.)

41 CEDAR AVENUE
P.O. BOX HM 1179
HAMILTON HMEX, BERMUDA
(Address of principal executive offices) Zip Code

441-295-2244
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2.    Acquisition or Disposition of Assets

        On July 18, 2003, Sea Containers Ltd. completed the cash sale of all of the shares of its indirect wholly-owned subsidiary Sea Containers Isle of Man Ltd., which is the holding company of Sea Containers' Isle of Man Steam Packet ferry business, including The Isle of Man Steam Packet Company Ltd. subsidiary (collectively, "Steam Packet"). The sale was to Windwood Limited, a company unaffiliated with Sea Containers and controlled by Montagu Private Equity Ltd., formerly the private equity arm of HSBC. Steam Packet operates passenger, vehicle and freight ferry services between the Isle of Man in the Irish Sea and England, Northern Ireland and the Republic of Ireland. Included in the sale was the ferry service of Sea Containers directly between England and the Republic of Ireland previously operated on its behalf by Steam Packet. Sea Containers will charter one of its fast ferries to Steam Packet for a term expiring in 2010 and continue to provide certain administrative services to Steam Packet under contract. Sea Containers will retain its remaining ferry service in the Irish Sea, between Northern Ireland and Scotland, which Steam Packet will oversee on Sea Containers' behalf under contract. The transaction was completed under sale and purchase documentation dated July 14, 2003.

        The sale price of £146,685,000 (approximately $240,000,000, including £4,685,000 of Steam Packet cash retained by Sea Containers), was agreed on an arm's-length basis and is subject to a post-closing working capital adjustment as of July 1, 2003. Part of the sale proceeds was used to redeem £61,490,000 of outstanding secured notes of a Steam Packet affiliate issued pursuant to a whole-business securitization of Steam Packet in April 2002, and the balance was used to repay part of a short-term bank loan borrowed by Sea Containers on July 1, 2003 to repay its publicly-held 9 1/2% and 10 1/2% senior notes that matured on that date.

ITEM 7.    Financial Statements and Exhibits

(b)
Pro Forma Financial Information

        Set forth below are pro forma statements of consolidated operations of Sea Containers and its subsidiaries for the year ended December 31, 2002 and the three months ended March 31, 2003 reflecting the sale of Steam Packet and the application of the sale proceeds described in Item 2 above as if the transaction had occurred at January 1, 2002, and a pro forma consolidated balance sheet of Sea Containers and its subsidiaries as of March 31, 2003 reflecting the transaction as if it occurred on that date.

        The pro forma financial information presented is not necessarily indicative of the results of operations of Sea Containers that might have occurred had the sale of Steam Packet actually taken place on January 1, 2002 or as of March 31, 2003, or of future results of operations of Sea Containers. The pro forma financial statements are based upon the historical consolidated financial statements of Sea Containers included in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, both filed with the Commission, and should be read in conjunction with such historical financial statements and the notes thereto.

Sea Containers Ltd. and Subsidiaries
Pro Forma Statement of Consolidated Operations (unaudited)

Year ended December 31, 2002	Historical	Pro forma Adjustments	Pro forma
	(Dollars in thousands, except per share amounts)
Revenue	$1,614,860	$(75,718)	$1,539,142
Other	22,365	—	22,365

	1,637,225	(75,718)	1,561,507

Expenses:
Depreciation and amortization	113,710	(4,329)	109,381
Operating	1,118,005	(48,871)	1,069,134
Selling, general and administrative	231,006	(8,449)	222,557

Total expenses	1,462,721	(61,649)	1,401,072

Earnings from operations before net finance costs	174,504	(14,069)	160,435

Interest expense—net	(124,993)	18,098 (1)	(106,895)
Interest and related income	10,323	(124)	10,199

Net finance costs	(114,670)	17,974	(96,696)

Earnings before minority interest and income taxes	59,834	3,905	63,739
Minority interest	(10,958)	—	(10,958)

Earnings before income taxes	48,876	3,905	52,781
Provision for income taxes	5,860	882	6,742

Net earnings	43,016	3,023	46,039
Preferred share dividends	1,088	—	1,088

Net earnings on class A and class B common shares	$41,928	$3,023	$44,951

Net earnings per class A and class B common share:
Basic	$2.08	$0.06	$2.14

Diluted	$2.07	$0.07	$2.14

Dividends per class A common share	$0.225	$—	$0.225

Dividends per class B common share	$0.204	$—	$0.204

(1)
Adjustment for interest expense saved following repayment of debt of Steam Packet and part of the 9 1/2% and 10 1/2% Senior Notes due 2003 of Sea Containers with proceeds from the sale, calculated at the actual interest rates in 2002 on the respective debt and senior notes repaid.

Sea Containers Ltd. and Subsidiaries
Pro Forma Statement of Consolidated Operations (unaudited)

Three months ended March 31, 2003	Historical	Pro forma Adjustments	Pro forma
	(Dollars in thousands, except per share amounts)
Revenue	$348,148	$(11,654)	$336,494
Other	3,260	—	3,260

	351,408	(11,654)	339,754

Expenses:
Depreciation and amortization	28,633	(987)	27,646
Operating	261,891	(9,403)	252,488
Selling, general and administrative	49,390	(2,223)	47,167

Total expenses	339,914	(12,613)	327,301

Earnings from operations before net finance costs	11,494	959	12,453

Interest expense—net	(27,071)	5,011 (1)	(22,060)
Interest and related income	486	(14)	472

Net finance costs	(26,585)	4,997	(21,588)

(Losses)/earnings before income taxes	(15,091)	5,956	(9,135)
Benefit from income taxes	(5,035)	420	(4,615)

Net (losses)/earnings	(10,056)	5,536	(4,520)
Preferred share dividends	272	—	272

Net (losses)/earnings on class A and class B common shares	$(10,328)	$5,536	$(4,792)

Net (losses)/earnings per class A and class B common share:
Basic and diluted	$(0.49)	$0.26	$(0.23)

(1)
Adjustment for interest expense saved following repayment of debt and senior notes with proceeds from the sale, calculated at the actual interest rates in the first quarter of 2003 on the respective debt and senior notes repaid.

Sea Containers Ltd. and Subsidiaries
Pro Forma Consolidated Balance Sheet (unaudited)

March 31, 2003	Historical	Pro forma Adjustments		Pro forma
	(Dollars in thousands)
Assets
Cash and cash equivalents	$153,101	$(7,995)		$145,106
Accounts receivable, net of allowances	224,326	(5,798)		218,528
Asset sale receivables	34,410	—		34,410
Advances on asset purchase contracts	7,334	(707)		6,627
Containers, net	541,236	—		541,236
Ships, net	1,118,925	(60,703)		1,058,222
Assets under capital lease, net	14,646	(284)		14,362
Real estate and other fixed assets, net	174,605	(28,938)		145,667
Inventories	46,373	(2,630)		43,743
Investments	291,722	(39)		291,683
Goodwill	31,774	(20,146)		11,628
Other intangible assets	89,738	—		89,738
Other assets	56,563	(5,366)		51,197

	$2,784,753	$(132,606)		$2,652,147

Liabilities and Shareholders' Equity
Working capital facilities	$1,470	$—		$1,470
Accounts payable	131,561	(3,336)		128,225
Accrued liabilities	265,646	(3,980)		261,666
Manufacturer accounts payable, notes payable, bank loans and other purchase obligations in respect of containers	398,612	—		398,612
Mortgage loans in respect of ships	600,637	—		600,637
Obligations under capital leases	11,054	(438)		10,616
Bank loans in respect of real estate and other fixed assets	256,864	(96,051	)(1)	160,813
Senior notes	422,831	(120,000	)(2)	302,831
Senior subordinated debentures	98,537	—		98,537
Deferred revenue	22,991	(8,801)		14,190

	2,210,203	(232,606)		1,977,597

Minority interests	1,559	—		1,559

Redeemable preferred shares	15,000	—		15,000

Shareholders' equity:
Class A common shares $.01 par value	195	—		195
Class B common shares $.01 par value	144	—		144
Paid-in capital	389,695	—		389,695
Retained earnings	751,036	100,000	(3)	851,036
Accumulated other comprehensive loss	(191,818)	—		(191,818)
Less: reduction due to class B common shares acquired with voting rights by a subsidiary—12,900,000 shares at cost	(391,261)	—		(391,261)

Total shareholders' equity	557,991	100,000		657,991

	$2,784,753	$(132,606)		$2,652,147

See Notes on following page.

Notes to Pro Forma Consolidated Balance Sheet

(1)
Adjustment for repayment of debt of Steam Packet including secured debt on its ships that were part of the sale.

(2)
Adjustment for repayment of part of the 9 1/2% and 10 1/2% Senior Notes due 2003 of Sea Containers with the balance of the sale proceeds.

(3)
Adjustment representing the gain on the sale of Steam Packet.

(c)
Exhibits

Exhibit No.	Description
2	Agreement for the Sale and Purchase of all of the shares in Sea Containers Isle of Man Ltd. dated July 14, 2003 among Sea Containers Ports and Ferries Ltd., Windwood Ltd. and Sea Containers Ltd.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEA CONTAINERS LTD.
By:	/s/ E.S. HETHERINGTON Edwin S. Hetherington Vice President, General Counsel and Secretary

Dated: August 4, 2003

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  ITEM 2. Acquisition or Disposition of Assets
  ITEM 7. Financial Statements and Exhibits
Sea Containers Ltd. and Subsidiaries Pro Forma Statement of Consolidated Operations (unaudited)
Sea Containers Ltd. and Subsidiaries Pro Forma Statement of Consolidated Operations (unaudited)
Sea Containers Ltd. and Subsidiaries Pro Forma Consolidated Balance Sheet (unaudited)
SIGNATURES